SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 17, 2000


                              SONEX RESEARCH, INC.

               (Exact name of registrant as specified in Charter)


            Maryland               0-14465                 52-1188993

         (State or other       (Commision file           (IRS employer
         jurisdiction of           number)             identification no.)
          incorporation)



                      23 Hudson Street, Annapolis, MD 21401

                    (Address of principal executive offices)


                                 (410) 266-5556

              (Registrant's telephone number, including area code)



                                       N/A

          (Former name or former address, if changed since last report)

                             ITEM 5. - OTHER EVENTS


     On October 17, 2000, Sonex Research, Inc. (the "Company") posted the following report on its website (www.sonexresearch.com):


                               SHAREHOLDER UPDATE

ANNAPOLIS, MARYLAND, October 17, 2000 - SONEX RESEARCH, INC. (OTC Bulletin Board Symbol "SONX") reports that it is working on a number of potential business opportunities during the fourth quarter for its patented Sonex Combustion System
(SCS) emissions reduction technology, but that it will require additional capital to pursue these initiatives.

This summer the Company disclosed that it had developed a new SCS process in addition to the SCS diesel technology now in pre-production and OEM evaluation. Sonex believes that this new process, referred to as Stratified Charge Radical Ignition (SCRI), will enable practical application of an alternative combustion process known as homogeneous charge compression ignition (HCCI) that is being examined by the worldwide automotive industry. HCCI has been studied by many researchers for years because, in theory, it can lower emissions while also achieving reduced fuel consumption. The lack of a method for controlling the ignition point, however, has prevented practical implementation of HCCI. With the SCRI, Sonex believes it has attained the control of ignition that will make HCCI viable for commercial application.

On a direct injected, single cylinder laboratory engine at Sonex, the SCRI reduced oxides of nitrogen (NOx) emissions by 80%, smoke by 90%, and fuel consumption by 20% to 30%, using diesel-type fuels. Sonex believes that the SCRI, with further development, can also be applied to gasoline engines.

Sonex has two near-term objectives for SCRI that are intended to set the stage for licensing negotiations with engine and vehicle manufacturers: (1) Confirm the SCRI single cylinder engine advances in performance on diesel fuel in a multi-cylinder diesel engine; and (2) transition the SCRI process to a single cylinder gasoline engine. The Company is seeking committed industrial partners to provide substantial on-going financial support and technical expertise to achieve these objectives.

     In June a U.S. diesel engine manufacturer proposed to fund a program for Sonex to apply the SCRI advances to an industrial diesel engine, and the basic terms of an agreement were negotiated with its technical team in July. After a representative visited Sonex in August, the manufacturer asked for a short series of additional tests, which the Company is now concluding. Sonex cannot predict when a decision on theproposed funded program will be made, however, as the engine manufacturer has recently indicated that there have been changes involving its senior management and that its personnel are currently devoting their attention to a number of business planning issues.

Discussions are ongoing with technical personnel from two other major international vehicle manufacturers and a major supplier of automotive components and systems regarding potential funded programs for the development of the SCRI. Proposed projects include both diesel and gasoline engine applications.

Meanwhile, progress has slowed on engine manufacturer evaluation of the SCS "Low Soot" design that focuses on reducing particulate emissions and NOx in "classical" diesel engines. The results from initial tests concluded recently in Europe by a major international truck engine manufacturer on a six-cylinder turbocharged diesel engine using SCS pistons fabricated by Sonex did not meet the Company's expectations. The control of combustion achieved by Sonex previously in a smaller engine for this manufactuer was not evident in the six-cylinder engine, apparently due to major differences in the combustion bowl of the two engines. Sonex expects to meet with the manufacturer later this quarter to reach agreement on redesign of the SCS piston for this engine. The Company is confident that the desired control of combustion can be demonstrated such that the emissions targets can be met.

A second international truck engine manufacturer is waiting to receive pre-production SCS pistons from its piston supplier for evaluation in a six cylinder diesel engine. The piston supplier has recently informed Sonex that several in-house design issues have been resolved, and that it expects to deliver the pistons to the engine manufacturer in December.

Sonex has also applied the SCS to the conversion of small gasoline engines to start and operate on military heavy fuels in a variety of applications such as small, remotely controlled military unmanned aerial vehicles (UAVs). During the third quarter of this year, the Company completed delivery on orders from two defense contractors for a total of five UAV heavy fuel engines. On the basis of recent discussions and correspondence with a number of defense contractors, as well as with respect to proposals for funding submitted to the military, Sonex expects to secure additional contracts for heavy fuel engine work during the fourth quarter.

     When the third quarter report is filed in a few weeks, Sonex will report higher revenue than the previous year. Total revenue reported for the nine months ended September 30, 2000 is expected to exceed $360,000. Total revenue through September 30, 1999 was $164,393, while significant revenue realized in the fourth quarter last year brought total revenue for the entire year to $324,286. Sonex reports, however, that revenue for the fourth quarter of 2000 is not likely to reach the level earned in the same quarter of the previous year.

The Company's available cash and proceeds from the collection of accounts receivable as of September 30, 2000 will not be sufficient to fund operations at the present level for the entire fourth quarter. The Company is hopeful, although there can be no assurance, of receiving several modest contract awards in the near future with respect to heavy fuel engine applications, but in the event that anticipated revenue does not materialize, or if additional short-term capital is not arranged, the Company will have to reduce the scope of its operations later in the quarter. Furthermore, the Company's prospects beyond December 31, 2000 are dependent upon its ability to enter into significant funded contracts for the further development of its SCS technology, establish joint ventures or strategic partnerhips with major industrial concerns, or secure a major capital infusion. There is no assurance that the Company will be able to achieve these objectives.


Caution Regarding Forward-Looking Statements

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





October 17, 2000                                SONEX RESEARCH, INC.
                                                    Registrant



                                                 /s/ George E. Ponticas
                                             -----------------------------
                                             George E. Ponticas
                                             Chief Financial Officer